Exhibit (h)(3)

VIRTUS ETF TRUST II

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between ETF Distributors LLC (the “Distributor”) and [●] (the “Participant”) and is subject to acceptance by Bank of New York Mellon (the “Transfer Agent”) as transfer agent for Virtus ETF Trust II (the “Trust”).

The Transfer Agent serves as the transfer agent for the Trust and all of its designated series (each a “Fund” and collectively, the “Funds”), and is a Transfer Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Fund Shares.”

The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in the Trust's current prospectuses and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectuses”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 333-206600; Investment Company Act of 1940 Registration No. 811-23078) and Annex I to this Agreement (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectuses and Annex I as each may be supplemented or amended from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control. In the event of a conflict between the Prospectuses and Annex I to this Agreement, the Prospectuses shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

Fund Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Fund Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC.

To purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund an in-kind deposit of specified securities (the “Deposit Instruments”) and an amount of cash computed as described in the Fund Documents (the “Cash Amount”), plus a purchase transaction fee as described in the Fund Documents (the “Transaction Fee”). The Deposit Instruments and the Cash Amount together constitute the “Creation Deposit.” The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Fund Shares (a “Purchase Order”)

and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.	STATUS OF PARTICIPANT

(a) The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchase and redemption referred to in paragraph 2 and Annex I to this Agreement. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status or eligibility. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement.

(b) The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the FINRA, and that it will not offer or sell Fund Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c) If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 as amended (the “1933 Act”) and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures as described in Annex I to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used in connection with the purchase and redemption of Creation Units, which includes use by representatives of the Distributor, Transfer Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Fund Shares cash collateral settlement procedures that are referenced in Annex I to this Agreement. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that a Purchase Order or Redemption Order shall be irrevocable, and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order or Redemption Order in accordance with the terms of the Fund Documents. The Participant agrees that the Distributor and the Trust have and reserve the right, in their sole discretion without notice, to reject a Purchase Order or Redemption Order or suspend sales of Fund Shares, in accordance with the terms of the Fund Documents.

(b) With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Instrument that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Instrument at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Instrument that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Instrument at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Instrument that is transferred to the Fund that, based on the valuation of such Deposit Instrument at the time of transfer, should have been paid to the Participant or any party for which it is acting.

(c) In the event that the basket of Deposit Instruments to be delivered by the Participant in connection with any Purchase Order or the basket of Fund Shares to be delivered by the Participant in connection with any Redemption Order are missing some of the required securities on the Contractual Settlement Date (as defined below) for such Purchase Order or Redemption Order, the Distributor, the Trust and the Transfer Agent agree not to treat such Purchase Order or Redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date for such Purchase Order or Redemption Order, (i) delivers to the Transfer Agent or the Distributor, as applicable, on behalf of the Trust (in accordance with the delivery instructions provided by the Transfer Agent or the Distributor, as applicable), the Cash Amount required in connection with such Purchase Order, such Deposit Instruments as the Participant has available for delivery and cash collateral in an amount not less that 110% of the market value of the missing securities, or (ii) delivers to the Trust through the NSCC or otherwise (as instructed by the Transfer Agent or the Distributor, as applicable, for the benefit of the Trust) the missing securities or cash in lieu of such securities. Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Trust or the Distributor or the Transfer Agent on behalf of the Trust to complete any such Purchase Order or Redemption Order unless and until the Participant fully complies with the requirements of this Section 2(c).

3.	AUTHORIZATION OF TRANSFER AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Instruments and Cash Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4.	MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents, warrants, and agrees that it will not make any representations concerning Fund Shares, the Trust or the Funds, other than those contained in the Funds’ then current Prospectuses or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports generally mention one or more Funds without recommending or describing such Fund or Funds and (ii) for internal use by the Participant and consistent with the Fund’s then-current Prospectus and in accordance with applicable rules and regulations.

5.	SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused The Bank of New York Mellon acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6.	TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents on behalf of itself and any party for which it acts that upon delivery of Deposit Instruments to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

7.	CASH AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Amount next determined after acceptance of the Purchase Order, together with the applicable purchase transaction fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Amount. The Participant hereby agrees to ensure that the Cash Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Custodian, any sub-custodian or the Trust for any amounts advanced by the Custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Amount. Computation of the Cash Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Instruments, which shall be the sole responsibility of the Participant and not the Trust.

8.	ROLE OF PARTICIPANT

(a) The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b) The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c) The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Fund Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, (ii) to deliver Prospectuses if such delivery is required by applicable law; and (iii) at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Fund Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. The Distributor agrees that the names and addresses and other information concerning Participant’s customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use such names, addresses or other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 8, or as may otherwise be required by applicable law.

(d) The Participant agrees to maintain all books and records of all sales of Fund Shares made by or through it pursuant to its obligations under the federal securities laws and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.

(e) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares. The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

(f) The Participant understands that under the terms of New York Stock Exchange Arca (the “NYSE Arca”), the NYSE Arca requires that members, including Equity Permit Holders and Market Makers, provide to all purchasers of Fund Shares a written description of the terms and characteristics of such securities, in a form prepared by the open-end management investment company issuing such securities, not later than the time a confirmation of the first transaction in such series is delivered to such purchaser. In addition, members shall include a written description with any sales material relating to Fund Shares that is provided to customers or the public. Any other written materials provided by a member to customers or the public making specific reference to a Fund of the Trust as an investment vehicle must include a statement in substantially the following form: “A circular describing the terms and characteristics of Fund Shares has been prepared by the Trust and is available from your broker or the NYSE Arca. It is recommended that you obtain and review such circular before purchasing Fund Shares. In addition, upon request you may obtain from your broker a prospectus for Fund Shares.” Such other written materials provided by a member to customers or the public shall include all other necessary and appropriate disclosures. A Participant who is a NYSE Arca member carrying an omnibus account for a non-member broker-dealer is required, if appropriate, to inform such non-member that the execution of an order to purchase Fund Shares for such omnibus account will be deemed to constitute agreement by the non-member to make such written description available to its customers on the same terms as are directly applicable to members under this Rule.

(g) The Participant further represents that it has an anti-money laundering program (“AML Program”), which is maintained consistent with all applicable federal laws, rules and regulations, as the same may be in effect from time to time, including the USA Patriot Act, the regulations administered by the U.S. Department of the Treasury Office of Foreign Assets Control and rules promulgated by the SEC, and that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Distributor shall verify the identity of each Authorized Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities according to its AML Program.

9.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Funds, the Participant shall deliver to the Funds, with copies to the Transfer Agent, a certificate in a form approved by the Funds (see Annex II hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Funds with copy to the Transfer Agent and such notice shall be effective upon receipt by the Funds.

(b) The Transfer Agent shall issue to each Authorized Person of the Participant a unique personal identification number (“PIN Number”) by which the Authorized Person shall be identified and instructions issued by the Authorized Person on behalf of Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Distributor. If for some reason, an Authorized Person’s PIN number is compromised, the Participant shall contact the Transfer Agent immediately in order for a new one to be issued.

(c) The Distributor shall assume that all instructions issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Distributor has actual knowledge to the contrary or the Participant has revoked such Authorized Person’s PIN Number. The Distributor shall not verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person’s PIN Number, unless the Participant previously submitted written notice to revoke its PIN Number.

10.	REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940.

(b) The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.

(c) The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the Participant’s account.

(d) Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

11.	COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

(a) The Participant represents, covenants and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, it does not, and will not in the future, hold 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

(b) The Participant agrees that the confirmation relating to any order for one or more Creation Units shall state as follows: “Purchaser represents and warrants that, after giving effect to the purchase of Fund Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Fund Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing from it any of the Fund Shares to which this confirmation relates.”

(c) A Fund and its Transfer Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Instruments, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

12.	OBLIGATIONS OF PARTICIPANT

(a) The Participant agrees to maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.

(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(c) The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the “1940 Act”) due to ownership of Fund Shares.

(d) The Participant agrees that it will meet Distributor’s written creditworthiness standards at all times at which it performs activities pursuant to this Agreement and will inform the Distributor immediately should Participant not meet such standards. Participant agrees that it will be subject to various tests performed by Distributor to determine if the Participant is in compliance with the Distributor’s written creditworthiness standards and agrees to comply with all requests for information in order to permit the Distributor to perform such tests.

13.	INDEMNIFICATION

Section 13 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Fund. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Distributor Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex II (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(c) The Funds, the Distributor, the Transfer Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Instruments in a Creation Deposit and the Fund’s benchmark index.

14.	LIMITATION OF LIABILITY

(a) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein as related to the Distributor and as set forth in the Transfer Agency and Service Agreement as between the Trust and the Transfer Agent, or expressly incorporated herein by reference, and no implied covenants or obligations shall be applied against the Distributor or the Transfer Agent.

(b) Except as otherwise provided herein, in the absence of bad faith, gross negligence or reckless or willful misconduct on its part, neither the Distributor nor the Transfer Agent shall be liable for any action taken, suffered or omitted or for any error of judgment made by either of them in the performance of their respective duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. Except as otherwise provided in this Agreement, in no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c) Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) In the absence of bad faith, gross negligence or willful misconduct, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine and given by a party authorized hereunder to give such instructions.

(e) The Transfer Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g) The Distributor and the Transfer Agent may perform their duties and exercise their rights hereunder as related to the Distributor and as set forth in the Transfer Agency

Agreement as between the Trust and the Transfer Agent either directly or by or through agents or attorneys.

(h) The provisions of this Section 14 shall not limit the scope of the indemnification set forth in Section 13(b).

15.	INFORMATION ABOUT DEPOSIT INSTRUMENTS

The Trust’s investment adviser, Virtus ETF Advisers LLC or any subadviser or agent will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Instruments to be included in the current Creation Deposit for each Fund.

16.	RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

17.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website, [ ], and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at anytime by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

18.	CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor and the Participant in connection with purchase and redemption of Creation Units may be recorded, and the Participant hereby grants its consent to such recordings.

19.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, or telex numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

20.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective five Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A “Business Day” shall mean each day the Listing Exchange is open for business.

(b) This Agreement may be terminated at any time by any party upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.

(c) This Agreement may be amended by the Distributor or the Transfer Agent from time to time without the consent of the Participant or Transfer Agent by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Transfer Agent in accordance with paragraph 18 above. If neither the Participant nor the Transfer Agent objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

21.	TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

22.	INCORPORATION BY REFERENCE

The Participant acknowledges receipt of the Prospectuses and AP Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

23.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

24.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

25.	ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

26.	SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:__________________________________

ETF Distributors LLC

By: __________________________________________

Name: Matthew B. Brown

Title: Managing Principal

Address: 1540 Broadway, Suite 1610

New York, New York 10036

Telephone: 212-593-4383

Facsimile: 212-593-4384

[AUTHORIZED PARTICIPANT]

By: __________________________________________

Name:

Title:

Address:

Telephone:

Facsimile:

ACCEPTED BY: THE BANK OF NEW YORK MELLON,

AS TRANSFER AGENT

BY:__________________________________________

NAME: _______________________________________

TITLE:_______________________________________

ADDRESS:       Exchange Traded Funds

                      2 Hanson Place, 9th Floor

                      Brooklyn, NY 11217

TELEPHONE: 718-315-7500

FACSIMILE:___________________________________

ELECTRONIC MAIL: ETF_API_Group@bnymellon.com

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR VIRTUS ETF TRUST II

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex I to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Virtus ETF Trust II in Creation Units of each Fund and a (2) Redemption Order for the redemption of Shares of Virtus ETF Trust II in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Annex I, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of Virtus ETF Trust II.

FUND	Shares per CU	Fund Website

ANNEX I – PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR VIRTUS ETF TRUST II

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

VIRTUS ETF TRUST II

1. PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by to the Transfer Agent in the following manner: (a) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The order so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

To begin a Purchase Order, the Authorized Participant (“AP”) must telephone the BNYM ETF Administrator at (718) 315-7500 or such other number as the Distributor designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by BNYM before the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Standard Time (“Listing Exchange Closing Time or Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Administrator. If the AP affirms that Purchase Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP. All orders may also be placed by the AP via the web by the times described above.

Purchase Orders for select funds may be placed after the Listing Exchange Closing Time and before 5:30 PM Eastern Standard Time on any Business Day. For such Funds the Order Cutoff Time will be 5:30 PM Eastern Standard Time. Such Purchase Orders, if accepted, will receive the next Business Day’s NAV per Creation Unit.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE

CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CAN NOT BE CANCELED BY THE AP AFTER the confirmation number has been issued. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. Calls that are in progress AT THE Cutoff time are valid and the order will be taken. Please note that "in progress" is defined as an AP actually speaking with a BNYM ETF ADMINISTRATOR. For calls that are placed before the cutoff time that are in the holding queue unanswered at or AFTER THE cutoff time, will be verbally denied. INCOMING CALLS THAT ARE RECEIVED AFTER THE cutoff TIME WILL NOT BE ANSWERED BY THE BNYM ETF ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the Listing Exchange Closing Time, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff time on the Business Day that the Purchase Order is received (e.g. 4:45 PM EST or 6:15 EST). Once the purchase order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send that purchase order to the BNYM ETF Administrator.

3. QUALITY ASSURANCE.

After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a written version of the Purchase Order to the BNYM ETF Administrator. Upon receipt, the BNYM ETF Administrator should immediately telephone the AP if the BNYM ETF Administrator believes that the Purchase Order has not been completed correctly by the AP. In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the Purchase Order Form within 15 minutes after the Purchase Order has been called into the BNYM ETF Administrator.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or the Distributor reserve the absolute right to reject acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Trust, the BNYM ETF Administrator or the Distributor; (ii) subject to Section 5, Part A of this Annex I, the portfolio of Deposit Instruments (and/or cash in lieu of names that the AP is not able to deliver in physical form) delivered is not as specified by the Distributor; (iii) acceptance of the Deposit Instruments would have certain adverse tax consequences to the Trust or any Fund; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; or (v) circumstances outside the control of Trust, the Distributor or the Transfer Agent make it for all practical purposes impossible to process a Purchase Order. The Distributor shall notify the AP of a rejection or revocation of any Purchase Order. The Distributor is under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification. The Trust and Distributor may not revoke a previously accepted Purchase Order, as defined in Section 2 of this Annex I, Part A.

The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Instrument that is transferred to Trust that, based on the valuation of such Deposit Instrument at the time of transfer, should have been paid to the AP or any party for which it is acting.

5. CONTRACTUAL SETTLEMENT.

(a) Through the CNS Clearing Process:

(1) Except as provided below, Deposit Instruments of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The “Domestic Contractual Settlement Date” is the earlier of (i) the date upon which all of the required Deposit Instruments, the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) the trade date plus three (ordinarily t +3) Business Days. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Instrument with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below), additional cost, if any, to acquire the omitted securities will be at the expense of the Participant.

(3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b) Outside the CNS Clearing Process:

(1) Except as provided below, Deposit Instruments must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Instruments, the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2) Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Instruments and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall will cause the delivery of the Creation Unit of Shares.

(3) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Instrument which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies the Distributor that a “cash in lieu” amount will be accepted, the Distributor or Transfer Agent will notify the AP and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4) In the event that a Portfolio Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Instruments are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Instruments as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 110% of the value of the missing Deposit Instruments. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that Trust, acting in good faith, may purchase the missing Deposit Instruments at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6. CASH PURCHASES.

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Instruments is being deposited in lieu of such Deposit Instrument, the AP must pay the cash equivalent of the Deposit Instruments it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Instruments, the AP may be required to pay and additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the Deposit Instruments and the value of the Deposit Instruments had the Deposit Instruments been delivered in. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares

7. CUSTOM BASKETS.

The Trust has developed procedures for Creations and Redemptions using baskets of Deposit Instruments that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase or redemption order rather than the basket of Deposit Instruments published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, Investment Manager, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its purchase order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Instruments in the custom creation basket.

ANNEX I -- PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR VIRTUS ETF TRUST II

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

VIRTUS ETF TRUST II

1. PLACING A REDEMPTION ORDER.

The AP submitting a request to redeem shall submit such requests containing the information required by to the Transfer Agent in the following manner: (a) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below. The request so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order, the AP must telephone the BNYM ETF Administrator at (718) 315-7500. This telephone call must be made by an Authorized Person of the AP and answered by BNYM before the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Standard Time (“Listing Exchange Closing Time Or Order Cutoff Time’) Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the BNYM ETF Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Administrator. If the AP affirms that Redemption Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP.

Redemption Orders for select funds may be placed after the Listing Exchange Closing Time and before 5:30 PM Eastern Standard Time on any Business Day. For such Funds the Order Cutoff Time will be 5:30 PM Eastern Standard Time. Such Redemption Orders, if accepted, will receive the next Business Day’s NAV per Creation Unit.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE

CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CANNOT BE CANCELED BY THE AP AFTER the confirmation number has been issued. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. Calls that are in progress AT THE cutoff time are valid and the order will be taken. Please note that "in progress" is defined as an AP actually speaking with a BNYM ETF ADMINISTRATOR. For calls that are placed before the cutoff time that are in the holding queue unanswered by staff at or after the cutoff time, will be verbally denied. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by the Distributor from the AP on behalf of itself or another redeeming investor by the Listing Exchange Closing Time, the Distributor will accept the Redemption Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated cutoff time on the Business Day the Redemption Order is received (e.g. 4:45 PM EST or 6:15 PM EST). Once the Redemption Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send the Redemption Order to the BNYM ETF Administrator.

3. QUALITY ASSURANCE.

(a) After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a copy of the Redemption Order to the BNYM ETF Administrator. Upon receipt, the BNYM ETF Administrator should immediately telephone the AP, if the BNYM ETF Administrator believes that the Redemption Order has not been completed correctly by the AP. In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the Redemption Order Form within 15 minutes after the Redemption Order has been called into the BNYM ETF Administrator.

4. TAKING DELIVERY OF DEPOSIT INSTRUMENTS.

The Deposit Instruments constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the BNYM ETF Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Instruments will be delivered. Redemptions of Shares for Deposit Instruments will be subject to compliance with applicable U.S. federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

(a) Through the CNS Clearing Process:

(1) Except as provided below, the Shares of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and, the Deposit Instruments, any cash in lieu amounts and Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus three (t + 3) Business Days). Except as provided in the next two paragraphs, the Deposit Instruments representing Creation Units of Shares and any cash component will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the Transaction Fee through CNS;

(2) The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Instrument with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Instruments notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 110% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such shares and the value of the collateral, which may be sold by Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

(b) Outside the CNS Clearing Process:

(1) Except as provided below, the Shares must be delivered to an account maintained at the Custodian on or before the Business Day immediately following the date on which the NAV of the redemption was calculated. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee (as described in the Prospectus). The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Instruments are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2) Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind Deposit Instruments of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3) Except as provided in the next two paragraphs, the Deposit Instruments will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares (or, when permitted in the sole discretion of the Trust, the cash collateral has been received by the account, the Custodian will cause the delivery of the Deposit Instruments.

(4) The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Instrument which may not be available in sufficient quantity for delivery or for other similar reasons. If the Trust notifies Distributor that a “cash in lieu” amount will be delivered, the Distributor will notify the AP and the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust. The AP may also elect to replace any Deposit Instruments with a “cash in lieu” amount to the extent that the AP is not authorized to purchase the particular Deposit Instruments from the Fund or is not able to sell the particular Deposit Instruments in the secondary market, consistent with restrictions in applicable law or the AP’s internal policies and procedures.

(5) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares (Order Date +1), the Trust may deliver the Deposit Instruments notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP’s delivery on Order Date +1 and subsequent maintenance of collateral consisting of cash having a value at least equal to 110% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6. CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7. STANDING REDEMPTION INSTRUCTIONS.

Annex IV hereto contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Instruments of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR VIRTUS ETF TRUST II

FORM OF CERTIFIED AUTHORIZED PERSONS

OF THE AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name: __________________

Title: __________________

Signature: __________________

Name: __________________

Title: __________________

Signature: __________________

Name: __________________

Title: __________________

Signature: __________________

The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP pursuant to the Agreement by and between ETF Distributors LLC as Distributor, Virtus ETF Trust II, and _______________________ as AP dated [date] and that their signatures set forth above are their own true and genuine signatures.

In witness whereof, the undersigned has hereby set his/her hand and the seal of [company].

Date: _________________ ___________________

[Name, title]

ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR VIRTUS ETF TRUST II

INTERNATIONAL FUND SUBCUSTODIAN ACCOUNTS FOR

DELIVERY OF DEPOSIT INSTRUMENTS

The Subcustodian accounts into which an AP should deposit the securities constituting the Deposit Instruments of each International Fund of Virtus ETF Trust II are set forth below:

__________________

[Name of Fund]

Account Name: __________________

Account Number: __________________

Other Reference Number: __________________

__________________

[Name of Fund]

Account Name: __________________

Account Number: __________________

Other Reference Number: __________________

__________________

[Name of Fund]

Account Name: __________________

Account Number: __________________

Other Reference Number: __________________

__________________

[Name of Fund]

Account Name: __________________

Account Number: __________________

Other Reference Number: __________________

__________________

[Name of Fund]

Account Name: __________________

Account Number: __________________

Other Reference Number: __________________

ANNEX IV

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR VIRTUS ETF TRUST II

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT INSTRUMENTS

The accounts into which Virtus ETF Trust II should deposit the securities constituting the Deposit Instruments of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number: